UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2010

Landry’s Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15531	76-0405386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1510 West Loop South, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 17, 2010, Landry’s Holdings, Inc. (“Holdings”), a holding company organized by Tilman J. Fertitta, the Chairman, President and Chief Executive Officer of Landry’s Restaurants, Inc. (“Landry’s”), informed Landry’s that it had priced an offering of $110 million aggregate principal amount of 11.50% senior secured notes due 2014 (the “notes”). Holdings expects to close the offering on August 31, 2010.

The notes will be sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act. Holdings will not be required to file a registration statement with the Securities and Exchange Commission or offer to exchange registered notes for the notes.

Mr. Fertitta informed Landry’s that a portion of the net proceeds from the offering may be used to finance, in part, the acquisition of Landry’s by Fertitta Group, Inc. (“Fertitta Group”), a wholly-owned subsidiary of Holdings, pursuant to the Agreement and Plan of Merger, dated as of November 3, 2009, as amended as of May 23, 2010 and June 20, 2010 (the “Merger Agreement”), by and among Fertitta Group, Fertitta Merger Co., a wholly-owned subsidiary of Fertitta Group, Landry’s and, for certain limited purposes, Mr. Fertitta (the “Landry’s acquisition”). However, the Landry’s acquisition is not dependent on the use of these proceeds to be consummated nor is it a condition to the Landry’s acquisition that the notes be sold. Pending the consummation of the Landry’s acquisition, the net proceeds of the offering, together with additional funds provided by or on behalf of Fertitta Entertainment, Inc. (“Fertitta Entertainment”), Holdings’ sole stockholder, will be placed into an escrow account. If the Landry’s acquisition is not consummated on or before December 31, 2010, Holdings will be required to use the funds in the escrow account to redeem the notes as described below.

The notes will not be guaranteed by any of Holdings’ subsidiaries, including, if the Landry’s acquisition is consummated, Landry’s or any of its subsidiaries. However, the notes will be secured by liens on substantially all of Holdings’ current and future assets, subject to certain exceptions, which initially will be comprised of the net proceeds of the offering and, upon the receipt of the requisite governmental and other consents, all of the issued and outstanding capital stock of Fertitta Group. None of the assets of Holdings’ subsidiaries, including, if the Landry’s acquisition is consummated, the stock or assets of Landry’s and its subsidiaries, will secure the notes. The notes will be Holdings’ senior secured obligations, but will be effectively subordinated to all indebtedness and other liabilities of Holdings’ subsidiaries, including (if the Landry’s acquisition is consummated) Landry’s and its subsidiaries.

The notes will mature on June 1, 2014. The notes are not callable until September 1, 2011 and, thereafter, are callable at par. Holdings will pay interest in cash on the principal amount of the notes at an annual rate of 11.50%; provided that if the Landry’s acquisition is not consummated on or before December 31, 2010, Holdings will be required to redeem all of the notes at a redemption price in cash equal to the initial purchase price of the notes, plus interest sufficient to insure the noteholders’ return on their investment through the redemption date. Holdings will make interest payments on the notes semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2011. The notes will be issued with original issue discount for U.S. federal income tax purposes. The issue price of the notes will be 90.00% of their principal amount at maturity.

Mr. Fertitta has also informed Landry’s that Holdings and Fertitta Entertainment, additional intermediate entities wholly owned and controlled by Mr. Fertitta, may be used to facilitate the Landry’s acquisition. The business address of each of these entities is: c/o Landry’s Restaurants, Inc., 1510 West Loop South, Houston, Texas 77027, telephone: (713) 850-1010. Each of these entities is a Delaware corporation. Neither entity has conducted any activities to date other than activities incidental to its formation and in connection with the transactions described above. The involvement of any such intermediate entities will have no effect upon the Landry’s acquisition as it pertains to the interests of Landry’s unaffiliated stockholders.

Additionally, under the rules governing “going-private” transactions, Holdings and Fertitta Entertainment may be required to express their beliefs as to the substantive and procedural fairness of the Landry’s acquisition to Landry’s stockholders. Holdings and Fertitta Entertainment are making such statements solely for the purposes of complying with applicable requirements of Rule 13e-3 and related rules under the Securities Exchange Act of 1934. The views of these entities as to the fairness of the proposed Landry’s acquisition should not be construed as a recommendation to any of Landry’s stockholders as to how such stockholder should vote on the proposal to adopt and approve the Merger Agreement.

Since the sale of the notes did not affect the terms of the Landry’s acquisition nor was a condition of its consummation, the Landry’s unaffiliated stockholders were not represented in connection with the negotiation of the terms or the sale of the notes. However, as previously noted, the interests of Landry’s unaffiliated stockholders were represented by the special committee comprised of outside, non-employee directors, which had the exclusive authority to review, evaluate and negotiate the terms and conditions of the Landry’s acquisition on Landry’s behalf, with the assistance of the special committee’s financial and legal advisors. Accordingly, in connection with the Landry’s acquisition, neither Holdings nor Fertitta Entertainment undertook a formal evaluation of the Landry’s acquisition or engaged a financial advisor for the purpose of reviewing and evaluating the merits of the Landry’s acquisition from Landry’s stockholders’ viewpoint. Holdings and Fertitta Entertainment believe that the Merger Agreement and the Landry’s acquisition are substantively and procedurally fair to Landry’s unaffiliated stockholders on the basis of the factors described, and subject to the discussion, under “Special Factors — Position of Tilman J. Fertitta, Parent, and Merger Sub as to Fairness” in Landry’s definitive proxy statement filed on August 17, 2010. Holdings and Fertitta Entertainment believe that such factors provide a reasonable basis for their belief that the Landry’s acquisition is fair to Landry’s and its unaffiliated stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDRY’S RESTAURANTS, INC.

August 19, 2010	By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal
Executive Vice President and General Counsel